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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated June 14, 1995 relating to the financial statements of National Airmotive Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the years ended March 31, 1994 and 1995 listed under item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Information."





/s/ PRICE WATERHOUSE LLP


San Francisco, California
February 19, 1997